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                                                                     EXHIBIT 21


                            SUBSIDIARIES OF THE REGISTRANT

NAME               STATE OF INCORPORATION   OTHER NAMES UNDER WHICH
                   OR ORGANIZATION          SUBSIDIARY DOES BUSINESS

Photogen, Inc.     Tennessee                None